UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2014

Omnicare, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

1-8269	31-1001351
(Commission File Number)	(I.R.S. Employer Identification No.)

900 Omnicare Center 201 East 4th Street Cincinnati, Ohio 45202
(Address of Principal Executive Offices, Including Zip Code)

(513) 719-2600
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On October 31, 2014, Omnicare, Inc. (the “Company”) entered into separate, privately negotiated exchange agreements under which it will retire approximately $241.5 million aggregate principal amount outstanding of the Company’s 3.25% Senior Convertible Debentures due 2035 (the “Existing 2035 Debentures”) in exchange for the issuance of approximately $241.5 million aggregate principal amount of new 3.25% Senior Convertible Exchange Debentures due 2035 (the “New 2035 Debentures”). Other than the changes to the Put Date and the Call Date and the initial interest payment date, each as described below, the terms of the New 2035 Debentures will be substantially similar to the terms of the Existing 2035 Debentures.
Holders of the New 2035 Debentures will have the right to require the Company to repurchase all or a portion of their New 2035 Debentures at a cash repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest (including contingent interest, if any), on January 15, 2021 (the “Put Date”). The Company will have the right to redeem all or any part of the New 2035 Debentures at a cash redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest (including contingent interest, if any), on or after January 15, 2018 (the “Call Date”).
The Company offered the New 2035 Debentures to certain holders of the Existing 2035 Debentures in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The New 2035 Debentures will be issued pursuant to an Indenture, to be dated as of November 5, 2014 (the “Indenture”), between the Company, Omnicare Purchasing Company, L.P., as guarantor (the “Guarantor”), and U.S. Bank National Association, as trustee (the “Trustee”). The New 2035 Debentures will be guaranteed on a senior unsecured basis by the Guarantor, a wholly owned subsidiary of the Company. The New 2035 Debentures will rank pari passu with the Company’s and the Guarantor’s existing and future senior unsecured debt, including the Existing 2035 Debentures that will remain outstanding. The New 2035 Debentures will be effectively subordinated to the secured indebtedness of the Company and the Guarantor to the extent of the value of the assets securing those obligations and structurally subordinated to the indebtedness of the Company’s subsidiaries other than the Guarantor.
The New 2035 Debentures will mature on December 15, 2035, unless earlier redeemed, repurchased or converted. The New 2035 Debentures will bear regular cash interest, accruing from June 15, 2014, at a rate of 3.25% per year, subject to an upward adjustment on and after January 15, 2021 in certain circumstances, payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2014. Beginning with the contingent interest period commencing December 15, 2015, contingent interest is payable if the trading price of the New 2035 Debentures for the specified period is greater than or equal to $1,200 per $1,000 principal amount of the New 2035 Debentures. The amount of contingent interest payable per $1,000 principal amount of New 2035 Debentures in respect of any contingent interest period is equal to 0.25% of the average trading price of the New 2035 Debentures during the specified measurement period.
The New 2035 Debentures will be convertible into cash and, if applicable, shares of the Company’s common stock at an initial conversion rate of 12.8395 shares per $1,000 principal amount of New 2035 Debentures (subject to adjustment in certain events). The initial conversation rate is equivalent to a conversion price of approximately $77.88 per share. Holders will have the option to convert New Convertible Debentures under the following circumstances (each as described in the Indenture):

•
Prior to December 15, 2033, during any calendar quarter (and only during such calendar quarter) if the closing sale price of the Company’s common stock is more than 130% of the then current conversion price for at least 20 trading days in the 30 consecutive trading day period ending on the last trading day of the previous fiscal quarter;

•	At any time (without regard to stock price) on or after December 15, 2033;

•	With respect to any New 2035 Debentures that have been called for redemption, until the close of business on the business day prior to the redemption date;

•	If specified distributions to holders of the Company’s common stock are made, or specified corporate events occur; or

•
During the five consecutive business day period following any five consecutive trading day period in which the average trading price of the New 2035 Debentures is less than 98% of the average of the closing sale price of the Company’s common stock during such five trading day period multiplied by the then current conversion rate.

In the event that a conversion in connection with a redemption or certain types of fundamental changes occurs, the Company will increase the conversion rate as provided in the Indenture. In addition, upon a fundamental change, holders may require the Company to repurchase for cash all or a portion of their New 2035 Debentures at a repurchase price equal to 100% of the principal amount thereof, plus accrued but unpaid interest (including contingent interest, if any). Shares of the Company’s common stock into which the New 2035 Debentures will be convertible have been reserved for issuance by the Company and will be listed, subject to official notice of issuance, on the New York Stock Exchange.
The foregoing description of the New 2035 Debentures, the Indenture, and the exchange of the Existing 2035 Debentures for the New 2035 Debentures does not purport to be complete and is qualified in its entirety by reference to the Indenture (which includes the form of the New 2035 Debentures) and the form of Exchange Agreement, copies of which are filed as Exhibits 4.1 and 10.1 hereto, respectively, and incorporated in this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Form 8-K is incorporated in this Item 2.03 by reference.
Item 3.02.     Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 of this Form 8-K is incorporated in this Item 3.02 by reference.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.    Description

4.1	Form of Indenture, to be dated as of November 5, 2014 among Omnicare, Inc., Omnicare Purchasing Company, L.P., as guarantor, and U.S. Bank National Association, as trustee.

4.2	Form of 3.25% Senior Convertible Exchange Debentures due 2035 (incorporated by reference to Exhibit A to Exhibit 4.1 hereto).

10.1	Form of Exchange Agreement, dated as of October 31, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC. By: /s/ Alexander M. Kayne Alexander M. Kayne Senior Vice President, General Counsel and Secretary

Dated:  October 31, 2014

EXHIBIT INDEX

Exhibit No.    Description

4.1	Form of Indenture, to be dated as of November 5, 2014 among Omnicare, Inc., Omnicare Purchasing Company, L.P., as guarantor, and U.S. Bank National Association, as trustee.

4.2	Form of 3.25% Senior Convertible Exchange Debentures due 2035 (incorporated by reference to Exhibit A to Exhibit 4.1 hereto).

10.1	Form of Exchange Agreement, dated as of October 31, 2014.

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